EXHIBIT 99.1

NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE August 7, 2012	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Second-Quarter 2012 Financial Results;
Reaffirms Full-Year 2012 Earnings Guidance

Pepco Holdings, Inc. (NYSE: POM) today reported second quarter and six months ended June 30, 2012 earnings from continuing operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$62	$95	$130	$157
Earnings Per Share	$0.27	$0.42	$0.57	$0.69

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$57	$97	$125	$161
Adjusted Earnings Per Share	$0.25	$0.43	$0.55	$0.71

The decrease in adjusted net income from continuing operations (Non-GAAP) in the second quarter of 2012, as compared to the 2011 quarter, was primarily due to the favorable impact of income tax adjustments in the 2011 period for prior tax years, higher Power Delivery operation and maintenance expense (primarily due to higher employee-related costs, higher customer support services costs, and a favorable insurance adjustment in the 2011 period), and lower Pepco Energy Services earnings (primarily due to the wind-down of the retail energy supply business and lower energy services project activity).  Partially offsetting these negative factors was higher electric transmission and distribution revenue due to higher rates driven by increased investment.  The decrease in adjusted net income from continuing operations (Non-GAAP) for the six months ended June 30, 2012, as compared to the same period in the prior year, was driven by essentially the same factors as the quarterly results.

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 “Our second quarter financial results were in line with our expectations and we continue to make good progress on executing our strategic plan,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “However, we recently received decisions in our Pepco and Delmarva Power distribution base rate cases in Maryland and found those to be disappointing.  The Commission rejected our proposals aimed at timely cost recovery and authorized a return on equity for Pepco that is among the lowest in the country.  We expect to file our next round of rate cases in Maryland in the fourth quarter of this year.  A fair and reasonable outcome in the next round of cases will be crucial to continue the pace of investment in Maryland.  We remain committed to system reliability and improving the customer experience, but expect timely cost recovery and reasonable regulatory returns.  Given the decisions in the Maryland rate cases, we will extend the current hiring freeze and rigorously review our overall operating expenses in Maryland.  We remain committed to delivering earnings sufficient to maintain our current dividend level.”

Rigby also noted the impact of a powerful storm that struck the service territory.  “In late June, our electric system was once again tested with the arrival of a violent and destructive storm.  The high winds uprooted trees across our service territories, causing significant damage to the electric system.  Approximately 702,000 customers were without power at the height of the storm, or about 38 percent of our electric customers.  By many accounts, this storm was the most destructive storm to strike the Mid-Atlantic region in almost a decade.  Our efforts to enhance reliability and customer service over the past two years proved beneficial during the restoration process.”  Rigby noted that given the timing of the storm, the impact to the second quarter results was negligible, as most of the costs incurred will be reflected in the third quarter.

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with accounting principles generally accepted in the United States (GAAP).

Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations – Millions of dollars	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reported (GAAP) Net Income from Continuing Operations	$62	$95	$130	$157
Adjustments (after-tax):
● Mark-to-market (gains)/losses from Pepco Energy Services retail energy economic hedging activities (($12) million, $3 million, ($12) million, and $7 million pre-tax, respectively)	(7)	2	(7)	4
● Impairment charges related to Pepco Energy Services long-lived assets ($3 million pre-tax)	2	-	2	-
Adjusted Net Income from Continuing Operations (Non-GAAP)	$57	$97	$125	$161

Earnings per Share from Continuing Operations	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reported (GAAP) Earnings per Share from Continuing Operations	$0.27	$0.42	$$0.57	$0.69
Adjustments (after-tax):
● Mark-to-market (gains)/losses from Pepco Energy Services retail energy economic hedging activities	(0.03)	0.01	(0.03)	0.02
● Impairment charges related to Pepco Energy Services long-lived assets	0.01	-	0.01	-
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.25	$0.43	$0.55	$0.71

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The income tax effect with respect to the foregoing adjustments was calculated using a composite income tax rate of approximately 40 percent.

Earnings Guidance

Pepco Holdings today reaffirmed its earnings guidance range for 2012 of between $1.15 and $1.30 per share.  The guidance range:

●	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●	assumes normal weather conditions, and

●	excludes the after-tax net mark-to-market effects of economic hedging activities associated with the retail energy supply business of Pepco Energy Services.

Recent Events

Operations

●
On June 29, 2012, Pepco Holdings’ service territories were severely impacted by a violent and destructive wind storm that uprooted trees across the service territory, causing significant damage to the electric system.  Given the timing of the storm, the impact to second quarter results was negligible, as most of the costs incurred for the restoration effort will be reflected in the third quarter.  In the second quarter, a total of $3.0 million of incremental storm costs were incurred.  Of this cost, $1.2 million was charged to capital expenditures, $1.5 million was deferred as a regulatory asset, and $0.3 million was charged to operation and maintenance expense.  The total incremental cost of system restoration is currently estimated to be in the range of $70 million to $85 million.  This estimate is based on assumptions related to the costs of services provided by third parties, and actual costs may vary from this estimate.  Recovery of the incremental system restoration expenses will be pursued during the next cycle of distribution base rate cases.

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●
Power Delivery electric sales were 11,435 gigawatt hours (GWh) in the second quarter of 2012, compared to 11,823 GWh for the same period in the prior year.  In the electric service territory, cooling degree days decreased by 11 percent for the three months ended June 30, 2012, compared to the same period in 2011.  Weather-adjusted electric sales were 11,282 GWh in the second quarter of 2012, compared to 11,580 GWh for the same period in the prior year, a decrease of 3 percent.

●
As of June 30, 2012, Delmarva Power’s installation and activation of smart meters in its Delaware electric service territory was complete and Pepco had installed approximately 97 percent of its smart meters in its District of Columbia service territory (88 percent activated) and 46 percent of its smart meters in its Maryland service territory (7 percent activated).  On May 8, 2012, the Maryland Public Service Commission (MPSC) authorized Delmarva Power to proceed with the implementation of the smart meters in Maryland.  The respective Public Service Commissions have approved the creation of a regulatory asset to defer Advanced Metering Infrastructure costs between rate cases, as well as the accrual of a return on the deferred costs.

Regulatory Matters

●
On July 20, 2012, the MPSC approved an $18 million annual increase in Pepco’s electric distribution base rates based on a 9.31 percent return on equity.  The MPSC also directed Pepco to reduce the amount of the rate increase by the annual costs of certain energy advisory programs and seek recovery of these costs through the Empower Maryland Program.  This reduction is currently estimated at $1.5 million.  The new rates were effective July 20, 2012.  The MPSC also authorized lower depreciation rates resulting in an annual reduction of depreciation expense of approximately $27 million.

●
On July 20, 2012, the MPSC approved an $11 million annual increase in Delmarva Power’s electric distribution base rates based on a 9.81 percent return on equity.  The new rates were effective July 20, 2012.  The MPSC also authorized lower depreciation rates resulting in an annual reduction of depreciation expense of approximately $4 million.

Financing

●
On August 2, 2012, PHI and its utility subsidiaries amended their $1.5 billion credit facility to extend the expiration date by one year to August 1, 2017 and to decrease certain fees and interest rates payable to the lenders under the facility.  All other terms and conditions of the credit facility remain unchanged.

●
On June 26, 2012, Delmarva Power issued $250 million of 30-year first mortgage bonds.  The bonds bear interest at an annual fixed rate of 4.00 percent and are due June 1, 2042.  Delmarva Power used $31 million of the net proceeds to redeem all $31 million outstanding of 5.20 percent tax-exempt bonds due 2019.  The balance of the proceeds was used to repay Delmarva Power commercial paper (that was issued to temporarily fund capital expenditures and working capital, and to redeem $65.7 million of tax-exempt bonds prior to maturity) and for general corporate purposes.

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Further details regarding changes in consolidated earnings between 2012 and 2011 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2012, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.

Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss second quarter results on Tuesday, August 7 at 11 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-314-5232 before 10:55 a.m.  The pass code for the call is 60898926.  International callers may access the call by dialing 1-617-213-8052, using the same pass code, 60898926.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 30946731.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 30946731.  An audio archive will be available at PHI’s website, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s annual report, as amended, filed in 2012, and quarterly reports filed in 2012, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors, nor can the impact of any such factor be assessed on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

	Three Months Ended June 30,

	Power	Pepco Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI
2011 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.32	$0.03	$0.08	$(0.01)	$0.42

2011 Adjustment (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to-market Losses	-	0.01	-	-	0.01

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.32	0.04	0.08	(0.01)	0.43

Change from 2011 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	-	-	-	-	-
- Rate Increases	0.01	-	-	-	0.01
- Other Distribution Revenue	0.01	-	-	-	0.01
● Network Transmission Revenue	0.02	-	-	-	0.02
● Standard Offer Service Margin	-	-	-	-	-
● Operation & Maintenance	(0.05)	-	-	-	(0.05)
● Depreciation	(0.01)	-	-	-	(0.01)
● Other, net	(0.01)	-	-	-	(0.01)
Pepco Energy Services
● Retail Energy Supply	-	(0.01)	-	-	(0.01)
● Energy Services	-	(0.01)	-	-	(0.01)
Other Non-Regulated	-	-	(0.02)	-	(0.02)
Corporate and Other	-	-	-	-	-
Net Interest Expense	(0.01)	-	-	-	(0.01)
Income Tax Adjustments	(0.05)	-	(0.03)	(0.02)	(0.10)

2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.23	0.02	0.03	(0.03)	0.25

2012 Adjustments (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to- market Gains	-	0.03	-	-	0.03
● Pepco Energy Services – Asset Impairment Charge	-	(0.01)	-	-	(0.01)
2012 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.23	$0.04	$0.03	$(0.03)	$0.27

(1) The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

(2) Management believes the non-GAAP adjustments are not representative of the Company’s ongoing business operations.

(3) The effect of weather compared to the 20-year average weather is estimated to have no impact on earnings per share.

(4) The 2012 weighted average number of diluted shares outstanding was 229 million.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

	Six Months Ended June 30,

	Power	Pepco Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI
2011 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.53	$0.08	$0.11	$(0.03)	$0.69

2011 Adjustment (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to- market Losses	-	0.02	-	-	0.02

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.53	0.10	0.11	(0.03)	0.71

Change from 2011 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	(0.03)	-	-	-	(0.03)
- Rate Increases	0.02	-	-	-	0.02
- Other Distribution Revenue	0.01	-	-	-	0.01
● Network Transmission Revenue	0.03	-	-	-	0.03
● Standard Offer Service Margin	(0.01)	-	-	-	(0.01)
● Operation & Maintenance	(0.07)	-	-	-	(0.07)
● Depreciation	(0.03)	-	-	-	(0.03)
● Other, net	0.02	-	-	-	0.02
Pepco Energy Services
● Retail Energy Supply	-	(0.02)	-	-	(0.02)
● Energy Services	-	(0.02)	-	-	(0.02)
Other Non-Regulated	-	-	(0.01)	-	(0.01)
Corporate and Other	-	-	-	0.01	0.01
Net Interest Expense	(0.01)	-	-	-	(0.01)
Income Tax Adjustments	(0.01)	-	(0.02)	(0.01)	(0.04)
Dilution	(0.01)	-	-	-	(0.01)
2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.44	0.06	0.08	(0.03)	0.55

2012 Adjustments (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to- market Gains	-	0.03	-	-	0.03
● Pepco Energy Services – Asset Impairment Charge	-	(0.01)	-	-	(0.01)

2012 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.44	$0.08	$0.08	$(0.03)	$0.57

(1) The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

(2) Management believes the non-GAAP adjustments are not representative of the Company’s ongoing business operations.

(3) The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.03 per share.

(4) The 2012 weighted average number of diluted shares outstanding was 229 million.

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SEGMENT INFORMATION

	Three Months Ended June 30, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services		Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$984	$185		$14	$(4)	$1,179
Operating Expenses (b)	860	171	(c)	2	(6)	1,027
Operating Income	124	14		12	2	152
Interest Income	-	-		1	(1)	-
Interest Expense	53	-		4	8	65
Other Income	8	-		-	2	10
Preferred Stock Dividends	-	-		-	-	-
Income Tax Expense	25	6		2	2	35
Net Income (Loss) from Continuing Operations	54	8		7	(7)	62
Total Assets	11,734	536		1,499	1,652	15,421
Construction Expenditures	$285	$5		$-	$8	$298

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(1) million for Operating Expenses, $(6) million for Interest Income and $(5) million for Interest Expense.

(b)	Includes depreciation and amortization expense of $111 million, consisting of $100 million for Power Delivery, $4 million for Pepco Energy Services, and $7 million for Corporate and Other.

(c)	Includes impairment losses of $3 million associated primarily with Pepco Energy Services’ investment in a landfill gas-fired electric generation facility.

	Three Months Ended June 30, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,093	$311	$14		$(6)	$1,412
Operating Expenses (b)	957	298	(38	)(c)	(7)	1,210
Operating Income	136	13	52		1	202
Interest Income	-	-	1		(1)	-
Interest Expense	52	1	4		6	63
Other Income	8	1	-		1	10
Income Tax Expense (Benefit) (d)	20	5	30		(1)	54
Net Income (Loss) from Continuing Operations	72	8	19	(c)	(4)	95
Total Assets (excluding Assets Held For Sale)	10,803	615	1,461		1,354	14,233
Construction Expenditures	$204	$6	$-		$6	$216

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for   purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(6) million for Operating Revenue, $(4) million for Operating Expense, $(5) million for Interest Income and $(5) million for Interest Expense.

(b)
Includes depreciation and amortization expense of $105 million, consisting of $97 million for Power Delivery, $5 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $2 million for Corporate and Other.

(c)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of finance leases held in trust.
(d)
Includes tax benefits of $14 million for Power Delivery primarily associated with an interest benefit related to federal tax liabilities and a $22  million reversal of previously recognized tax benefits for Other Non-Regulated associated with the early termination of finance leases held in trust.

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SEGMENT INFORMATION – continued
	Six Months Ended June 30, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services		Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,039	$413		$27	$(8)	$2,471
Operating Expenses (b)	1,814	382	(c)	3	(19)	2,180
Operating Income	225	31		24	11	291
Interest Income	-	-		2	(2)	-
Interest Expense	106	1		7	16	130
Other Income	16	-		1	1	18
Preferred Stock Dividends	-	-		1	(1)	-
Income Tax Expense	34	12		2	1	49
Net Income (Loss) from Continuing Operations	101	18		17	(6)	130
Total Assets	11,734	536		1,499	1,652	15,421
Construction Expenditures	$565	$10		$-	$14	$589

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(8) million for Operating Revenue, $(7) million for Operating Expense, $(11) million for Interest Income, $(10) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $221 million, consisting of $199 million for Power Delivery, $10 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $11 million for Corporate and Other.

(c)	Includes impairment losses of $3 million associated primarily with Pepco Energy Services’ investment in a landfill gas-fired electric generation facility.

	Six Months Ended June 30, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$2,342	$688	$28		$(8)	$3,050
Operating Expenses (b)	2,088	659	(36	)(c)	(12)	2,699
Operating Income	254	29	64		4	351
Interest Income	-	-	2		(2)	-
Interest Expense	102	2	7		14	125
Other Income (Expenses)	16	2	(1)		2	19
Preferred Stock Dividends	-	-	1		(1)	-
Income Tax Expense (Benefit) (d)	49	11	32		(4)	88
Net Income (Loss) from Continuing Operations	119	18	25	(c)	(5)	157
Total Assets (excluding Assets Held For Sale)	10,803	615	1,461		1,354	14,233
Construction Expenditures	$364	$7	$-		$16	$387

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(8) million for Operating Revenue, $(6) million for Operating Expense, $(10) million for Interest Income, $(9) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $210 million, consisting of $194 million for Power Delivery, $9 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $6 million for Corporate and Other.

(c)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of finance leases held in trust.
(d)
Includes tax benefits of $14 million for Power Delivery primarily associated with an interest benefit related to federal tax liabilities and a $22 million reversal of previously recognized tax benefits for Other Non-Regulated associated with the early termination of finance leases held in trust.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$984	$1,093	$2,039	$2,342
Pepco Energy Services	185	311	413	688
Other	10	8	19	20
Total Operating Revenue	1,179	1,412	2,471	3,050

Operating Expenses
Fuel and purchased energy	555	812	1,239	1,811
Other services cost of sales	49	43	94	86
Other operation and maintenance	224	209	449	443
Depreciation and amortization	111	105	221	210
Other taxes	105	109	209	220
Gain on early termination of finance leases held in trust	-	(39)	-	(39)
Deferred electric service costs	(20)	(29)	(35)	(32)
Impairment losses	3	-	3	-
Total Operating Expenses	1,027	1,210	2,180	2,699
Operating Income	152	202	291	351

Other Income (Expenses)
Interest expense	(65)	(63)	(130)	(125)
Loss from equity investments	-	-	-	(1)
Other income	10	10	18	20
Total Other Expenses	(55)	(53)	(112)	(106)

Income from Continuing Operations Before Income Tax Expense	97	149	179	245

Income Tax Expense Related to Continuing Operations	35	54	49	88
Net Income from Continuing Operations	62	95	130	157

(Loss) Income from Discontinued Operations, net of Income Taxes	-	(1)	-	1
Net Income	$62	$94	$130	$158

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	228	226	228	226
Weighted average shares outstanding – Diluted (millions)	229	226	229	226
Earnings per share of common stock from Continuing Operations – Basic and Diluted	$0.27	$0.42	$0.57	$0.69

Earnings per share of common stock from Discontinued Operations – Basic and Diluted	-	-	-	0.01
Earnings per share – Basic and Diluted	$0.27	$0.42	$0.57	$0.70

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2012	December 31, 2011
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$39	$109
Restricted cash equivalents	9	11
Accounts receivable, less allowance for uncollectible accounts of $41 million and $49 million, respectively	840	929
Inventories	149	132
Derivative assets	9	5
Prepayments of income taxes	44	74
Deferred income tax assets, net	42	59
Prepaid expenses and other	157	120
Total Current Assets	1,289	1,439

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,288	2,196
Investment in finance leases held in trust	1,375	1,349
Income taxes receivable	218	84
Restricted cash equivalents	15	15
Assets and accrued interest related to uncertain tax positions	65	37
Derivative assets	8	-
Other	166	163
Total Investments and Other Assets	5,542	5,251

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,303	12,855
Accumulated depreciation	(4,713)	(4,635)
Net Property, Plant and Equipment	8,590	8,220

TOTAL ASSETS	$15,421	$14,910

(more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2012	December 31, 2011
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$875	$732
Current portion of long-term debt and project funding	49	112
Accounts payable and accrued liabilities	526	549
Capital lease obligations due within one year	12	8
Taxes accrued	79	110
Interest accrued	50	47
Liabilities and accrued interest related to uncertain tax positions	9	3
Derivative liabilities	18	26
Other	258	274
Total Current Liabilities	1,876	1,861

DEFERRED CREDITS
Regulatory liabilities	525	526
Deferred income taxes, net	3,104	2,863
Investment tax credits	21	22
Pension benefit obligation	305	424
Other postretirement benefit obligations	446	469
Liabilities and accrued interest related to uncertain tax positions	6	32
Derivative liabilities	10	6
Other	182	191
Total Deferred Credits	4,599	4,533

LONG-TERM LIABILITIES
Long-term debt	4,203	3,794
Transition bonds issued by ACE Funding	276	295
Long-term project funding	13	13
Capital lease obligations	70	78
Total Long-Term Liabilities	4,562	4,180

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 228,851,815 and 227,500,190 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,354	3,325
Accumulated other comprehensive loss	(51)	(63)
Retained earnings	1,079	1,072
Total Equity	4,384	4,336
TOTAL LIABILITIES AND EQUITY	$15,421	$14,910

(more)

POWER DELIVERY SALES AND REVENUES
	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2012	2011	2012	2011
Regulated T&D Electric Sales
Residential	3,571	3,855	7,766	8,630
Commercial and industrial	7,807	7,913	14,888	15,218
Transmission and other	57	55	125	123
Total Regulated T&D Electric Sales	11,435	11,823	22,779	23,971

Default Electricity Supply Sales
Residential	2,982	3,401	6,560	7,699
Commercial and industrial	1,402	1,495	2,795	3,053
Other	14	18	29	37
Total Default Electricity Supply Sales	4,398	4,914	9,384	10,789

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$154	$154	$316	$322
Commercial and industrial	230	223	431	425
Transmission and other	88	78	177	160
Total Regulated T&D Electric Revenue	$472	$455	$924	$907

Default Electricity Supply Revenue
Residential	$314	$376	$672	$845
Commercial and industrial	135	165	265	333
Other	25	41	49	83
Total Default Electricity Supply Revenue	$474	$582	$986	$1,261

Other Electric Revenue	$14	$17	$31	$33

Total Electric Operating Revenue	$960	$1,054	$1,941	$2,201

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Bcf)
Residential	1	1	4	5
Commercial and industrial	-	1	2	3
Transportation and other	1	1	3	4
Total Regulated Gas Sales	2	3	9	12

Regulated Gas Revenue (Millions of dollars)
Residential	$10	$16	$53	$73
Commercial and industrial	7	8	26	39
Transportation and other	2	2	5	5
Total Regulated Gas Revenue	$19	$26	$84	$117

Other Gas Revenue	$5	$13	$14	$24

Total Gas Operating Revenue	$24	$39	$98	$141

Total Power Delivery Operating Revenue	$984	$1,093	$2,039	$2,342

(more)

POWER DELIVERY – CUSTOMERS
	June 30, 2012	June 30, 2011

Regulated T&D Electric Customers (in thousands)
Residential	1,638	1,635
Commercial and industrial	199	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,839	1,835

Regulated Gas Customers (in thousands)
Residential	114	114
Commercial and industrial	9	9
Transportation and other	-	-
Total Regulated Gas Customers	123	123

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Heating Degree Days	323	324	2,073	2,679
20 Year Average	434	437	2,766	2,739
Percentage Difference from Average	-26%	-26%	-25%	-2%
Percentage Difference from Prior Year	-		-23%

Cooling Degree Days	463	522	475	522
20 Year Average	373	372	375	374
Percentage Difference from Average	24%	40%	27%	40%
Percentage Difference from Prior Year	-11%		-9%

(more)

PEPCO ENERGY SERVICES

Operating Summary (Millions of dollars)	Three Months Ended June 30,			Six Months Ended June 30,
	2012		2011	2012		2011

Retail Electric Sales (GWh)	639	(3)	1,865	1,497	(3)	3,874

Retail Energy Supply (1)
Operating Revenue (2)	$121		$248	$287		$565
Cost of Goods Sold (2)	96		230	239		523
Gross Margin	25	(4)	18	48	(5)	42

Operation and Maintenance Expenses	6		9	12		19
Depreciation	3		3	7		5
Operating Expense	9		12	19		24

Operating Income	16		6	29		18

Energy Services
Operating Revenue (2)	$66		$66	$131		$131
Cost of Goods Sold (2)	50		45	97		92
Gross Margin	16		21	34		39

Operation and Maintenance Expenses (6)	14		11	24		21
Depreciation	2		2	4		4
Operating Expense	16		13	28		25

Operating Income	−		8	6		14

Unallocated Overhead Cost	2		1	4		3

Operating Income	$14		$13	$31		$29

Notes:

(1)	Includes power generation.

(2)	Certain transactions among Pepco Energy Services businesses are not eliminated.

(3)	Retail electric sales decreased due to the continuing expiration of existing retail supply contracts in connection with the wind-down of the Retail Energy Supply business.

(4)
Gross margin increased due to mark-to-market (MTM) gains of $12 million in the 2012 period and MTM losses of $3 million in the 2011 period, as well as favorable wholesale gas prices.  Partially offsetting the increases were lower revenues due to the wind-down of the Retail Energy Supply business.

(5)
Gross margin increased due to MTM gains of $12 million in the 2012 period and MTM losses of $7 million in the 2011 period, as well as favorable wholesale gas prices.  Partially offsetting the increases were lower revenues due to the wind-down of the Retail Energy Supply business.

(6)	Operation and maintenance expenses increased due to a $3 million impairment charge related to long-lived assets.

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